SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                              --------------------

                                   FORM 8-K/A

                                 CURRENT REPORT
              (Amendment No. 1 to Form 8-K filed December 10, 1996)

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

       Date of Report (Date of earliest event reported): December 2, 1996


                          BIRMINGHAM STEEL CORPORATION
             (Exact name of registrant as specified in its charter)


                                    Delaware
                                 (State of other
                                 jurisdiction of
                                 incorporation)
                                     1-9820
                                (Commission File
                                     Number)
                                   13-3213634
                                (I.R.S. Employer
                               Identification No.)




                       1000 Urban Center Drive, Suite 300
                               Birmingham, Alabama
                    (Address of principal executive offices)

                                   35242-2516
                                   (Zip Code)


Registrant's telephone number, including area code:  (205)970-1200

         Item 5 of the Current Report on Form 8-K filed December 10, 1996 is hereby amended to read as follows:


Item 5.  Other Events

                  On December 2, 1996, Birmingham Steel Corporation, a Delaware corporation ("BSC") completed its acquisition of certain assets of Atlantic Steel Industries, Inc., a New York corporation ("Atlantic"), through a newly created limited liability company, Birmingham Southeast, LLC ("Birmingham Southeast"), pursuant to the terms of that certain Contribution Agreement, dated as of November 15, 1996, by and among IVACO Inc. ("IVACO"), Atlantic, BSC and Birmingham Southeast. Birmingham Southeast, a Delaware limited liability company, is owned 85% by Birmingham East Coast Holdings, Inc., an affiliate of BSC, and 15% by Canron Industries, Inc., an affiliate of IVACO, a Canadian corporation and the parent corporation of Atlantic.

                  Contribution Agreement. Under the Contribution Agreement, BSC contributed substantially all of the operating assets of its steel mill located in Jackson, Mississippi (the "Jackson Mill") and $43.3 million in cash to Birmingham Southeast in return for 85% of the membership interest in Birmingham Southeast. Atlantic contributed substantially all of the operating assets of its steel mill located in Cartersville, Georgia (the "Cartersville Mill"), and received 15% of the membership interests in Birmingham Southeast and $43.3 million in cash. In addition, Birmingham Southeast assumed certain specified obligations of Atlantic relating to the Cartersville Mill and assumed certain liabilities and contracts of BSC relating to the Jackson Mill and of Atlantic relating to the Cartersville Mill. The Atlantic assets include a high-quality meltshop and a merchant product rolling mill. The BSC assets consist of a meltshop and a merchant product rolling mill. The acquisition transaction did not include BSC's scrap operation at Klean Metals located adjacent to the Jackson Mill.

                  As part of the financing of this transaction, BSC will sell in an underwritten public offering one million shares of its common stock currently held as treasury shares, which were previously acquired as part of an announced stock buyback program.

                  Inventory Agreements. In connection with the Contribution Agreement, each of BSC and Atlantic (the "Sellers") entered into an Inventory Agreement with Birmingham Southeast setting forth the terms of sale of certain "Purchased Assets" to Birmingham Southeast. The sale of these Purchased Assets occurred independent of the contribution of other assets pursuant to the Contribution Agreement, and, upon executing these Inventory Agreements, Birmingham Southeast became obligated to pay the purchase price set forth therein within 60 days of December 2, 1996, which was the date of the consummation of the transaction set forth in the Contribution Agreement (the "Closing Date"). The Purchased Assets include all billets, finished goods and supplies owned by the Sellers and located at the Cartersville Mill or Jackson Mill, as more fully defined in the respective Inventory Agreements. Each Seller is obligated to conduct a physical inventory for the purpose of indicating the quantity and quality of its Purchased Assets and assigning a price to each item of Purchased Assets. Prices are generally determined based on the lower of cost or market value (adjusted in the case of finished goods for shipping, freight and profit) of the item. Certain finished goods which meet the requisite physical and chemical specifications, but which have been historically difficult to sell, may be deemed "obsolete" and payment therefor withheld. If Birmingham Southeast is unable to sell such obsolete finished goods for full price within 120 days following the Closing Date, Birmingham Southeast may purchase such finished goods at scrap prices or return such finished goods to the Sellers without payment therefor. Any dispute which arises under the Inventory Agreement shall be referred to an independent auditor for resolution.

                  It is currently anticipated that Birmingham Southeast's purchase price obligations payable to Atlantic under the Atlantic Inventory Agreement is estimated to approximate $24,000,000, and Birmingham Southeast's purchase price obligations payable to BSC under the BSC Inventory Agreement is estimated to approximate $20,000,000.

                  Billet Supply  Agreement.  As of the Closing Date,  Birmingham
Southeast took title to assets located in Cartersville, Georgia consisting primarily of an operating melt shop. Prior to the Closing Date, Atlantic had utilized billets which it produced in Cartersville in its rod mill located in Atlanta, Georgia. Pursuant to the Billet Supply Agreement, Birmingham Southeast agreed to continue to supply Atlantic with a minimum of 250,000 tons of billets per year and a maximum of 300,000 tons of billet per year. In exchange, Atlantic agreed to purchase the minimum quantity on a take or pay basis, which obligation was guaranteed by Atlantic's parent company, IVACO. The billets sold and purchased under this Billet Supply Agreement must conform to certain designated physical and chemical specifications. The Billet Supply Agreement also establishes an initial selling price for each grade of billet to be supplied thereunder, which price is subject to adjustment to reflect increases or decreases in the cost of scrap.

                  Administrative Services Agreement. On and after the Closing Date, BSC has agreed to provide Birmingham Southeast with certain services and to permit Birmingham Southeast to utilize certain assets owned by BSC. The services to be provided to Birmingham Southeast include, among others, sales support, legal services, environmental support services, personnel and human resources, scrap purchasing and risk management services. The assets which BSC has agreed to allow Birmingham Southeast to utilize include full extensive insurance coverage, extensive employee benefit plans and programs provided through third parties and a sophisticated computer and data processing system. In exchange for BSC's provision of services and assets, Birmingham Southeast shall pay to BSC a fixed fee, plus an amount equal to the allocable portion of all costs of maintaining the insurance policies and employee benefit plans and programs made available to Birmingham Southeast. In addition, BSC has agreed to make advances to Birmingham Southeast from time to time (until October 31, 1997) for general corporate and working capital purposes pursuant to a revolving promissory note. The outstanding principal amount due under this note will vary from time to time and will bear interest at a rate of 2% above prime, as established by reference to the Wall Street Journal.

                  Management of BSC does not believe that the Inventory Agreements, the Billet Supply Agreement or the Administrative Services Agreement described above will have a material effect on BSC's results of operations and financial condition.


                                    SIGNATURE

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this amendment to be signed on its behalf by the undersigned, thereto duly authorized.

Dated as of January 15, 1997


BIRMINGHAM STEEL CORPORATION


By /s/ John M. Casey
----------------------------
John M. Casey
Its: Executive Vice President
     and Chief Financial Officer